                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission
        Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Auspex Systems, Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


   -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

        (2)    Form, Schedule or Registration Statement No.:

        (3)    Filing Party:

        (4)    Date Filed:

                              AUSPEX SYSTEMS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 18, 1999

TO THE STOCKHOLDERS OF AUSPEX SYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Thursday, November 18, 1999, at the Company's headquarters, 2300 Central Expressway, Santa Clara, California 95050, for the following purposes:

          1. To elect one (1) Class II director of the Company to serve for a two-year term.

          2. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan to increase the shares reserved for issuance thereunder by 800,000 shares.

          3. To approve an amendment to the Company's 1997 Stock Plan to increase the shares reserved for issuance thereunder by 500,000 shares.

          4. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 2000.

          5. To transact such other business as may come properly before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 1, 1999 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          /s/ HENRY P. MASSEY, JR.
                                          Henry P. Massey, Jr.
                                          Secretary

Santa Clara, California
October 8, 1999

                              AUSPEX SYSTEMS, INC.
                            ------------------------

                            PROXY STATEMENT FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 18, 1999 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters at 2300 Central Expressway, Santa Clara, California 95050. The telephone number at that location is (408) 566-2000. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted "FOR": (i) the election of the one (1) Class II nominee for director set forth herein; (ii) the amendment to the 1993 Employee Stock Purchase Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 800,000 shares to a total of 2,100,000 shares; (iii) the amendment to the 1997 Stock Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to a total of 1,750,000 shares; (iv) the ratification of the appointment of Arthur Andersen LLP as independent auditors; and (v) at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended June 30, 1999, including financial statements, were first mailed on or about October 11, 1999, to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on October 1, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 27,472,620 shares of the Company's Common Stock, $.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the principal executive offices of the Company at Auspex Systems, Inc., 2300 Central Expressway, Santa Clara, California 95050, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

     On all matters, each share has one vote.

     The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, a proxy solicitation firm, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals and estimates that such service will cost approximately $7,500. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST", or "WITHHELD FROM" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1989 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for the purpose of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Company currently intends to hold its 2000 Annual Meeting of Stockholders in November 2000 and to mail proxy statements relating to such meeting in October 2000. Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements set forth in the Company's Bylaws and in the proxy rules promulgated by the Securities and Exchange Commission ("SEC"). The date by which stockholder proposals must be received by the Company for inclusion in the Company's proxy statement and form of proxy for its 2000 Annual Meeting of Stockholders is June 12, 2000. Such stockholder proposals should be submitted to Auspex Systems, Inc., 2300 Central Expressway, Santa Clara, California 95050, Attention: Secretary.

     The Company's Bylaws provide that only persons nominated by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting will be eligible for election as directors and that, at an annual meeting, only such business may be conducted as has been brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company. In all cases, to be timely, notice must be received by the Company by August 27, 2000, which date is prior to forty five (45) days prior to the prior year's mailing date of the proxy materials. In the notice, the stockholder must provide his address and the class and number of shares of the Company that are held by the stockholder. In addition, if the stockholder proposes to make a nomination or nominations to the Board of Directors, the stockholder must provide (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company that are beneficially owned by such person, (D) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors, and (E) such person's written consent to being named as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Company's books, of such stockholder, (B) the class and number of shares of the Company that are beneficially owned by such stockholder, and (C) a description of all arrangements or understandings between the stockholder making the nomination and each nominee and any other person or persons (naming such person or persons) relating to the nomination. With respect to each item of business other than a nomination to the Board of Directors that a stockholder proposes to bring before a meeting, the stockholder must provide (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required by law to be provided by the stockholder in his capacity as proponent of a stockholder proposal.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTOR

NOMINEES

     Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into two classes. The directors are elected to serve staggered two-year terms, such that the term of one class of directors expires each year. The Company currently has three directors divided among the two classes as follows: Class I -- W. Frank King and Bruce N. Moore; and Class II
-- R. Stephen Cheheyl. One (1) Class II director has been nominated for election at the Annual Meeting for a two-year term ending at the 2001 Annual Meeting of Stockholders and until such director's successor is elected.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Class II nominee named below. In the event that such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as director, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominee listed below, and, in such event, the specific nominee to be voted for will be determined by the proxy holders. The Company is not aware that the nominee will be unable or will decline to serve as a director. The director elected at this Annual Meeting will serve until the term of such director's class expires and until such director's successor has been duly elected and qualified. The Board of Directors will consider the names and qualifications of candidates for the Board of Directors submitted by stockholders in accordance with the procedures set forth in "Stockholder Proposals for Next Annual Meeting" above.

VOTE REQUIRED

     The one (1) nominee in Class II receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any nominee will have no legal effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEE LISTED BELOW.

     The names of the directors, certain information about them and their ages as of October 1, 1999 are set forth below:

                                                                                   DIRECTOR    TERM
          NAME OF DIRECTOR             AGE       POSITION(S) WITH THE COMPANY       SINCE     EXPIRES   CLASS
          ----------------             ---       ----------------------------      --------   -------   -----
NOMINEE FOR CLASS II DIRECTOR
R. Stephen Cheheyl...................  53    Director                                1995      2001     II

CLASS I DIRECTORS WHOSE TERMS
  CONTINUE
W. Frank King........................  59    Director                                1994      2000      I
Bruce N. Moore.......................  48    Chief Executive Officer, President      1995      2000      I
                                             and Director

  Nominee for Class II Director:

     Mr. R. Stephen Cheheyl has served as a Director of the Company since April 1995. Since he retired in December 1995, Mr. Cheheyl has been a private investor and independent consultant. From October 1994 until then, Mr. Cheheyl served as an Executive Vice President of Bay Networks, Inc., which was formed through the merger of Wellfleet Communications, Inc. ("Wellfleet") and Synoptics Communications Inc. From December 1990 to October 1994, Mr. Cheheyl served as Senior Vice President of Finance and Administration at Wellfleet. He also serves as a director of MCMS, Inc. and Sapient Corporation.

  Directors Whose Term Continues:

     Dr. W. Frank King has served as a Director of the Company since October 1994. Dr. King has been a private investor since October 1998. Prior to that time, from October 1992 through October 1998, Dr. King served as President, Chief Executive Officer and a Director of PSW Technologies, Inc., a software services firm that provides high value solutions to technology vendors and business end-users by mastering and applying critical emerging technologies. From 1992 to October 1996, Dr. King served as President of Pencom Software, a division of Pencom Systems, Inc. From 1988 to 1992, Dr. King was Senior Vice President of the Software Business group of Lotus, a software publishing company. Prior to joining Lotus, Dr. King was with IBM, a technology company, for 19 years, where his last position was Vice President of Development for the Personal Computing Division. Dr. King earned a doctorate in electrical engineering from Princeton University, a master's degree in electrical engineering from Stanford University and a bachelor's degree in electrical engineering from the University of Florida. He also serves on the boards of directors of Best Software, Inc., Excalibur Technologies Corporation, PSW Technologies, Inc., Cortelco Systems, Inc. and Natural Microsystems, Inc.

     Mr. Bruce N. Moore joined the Company in June 1995 as President, Chief Operating Officer and a member of the Board of Directors. In January 1996, Mr. Moore assumed the additional role of Chief Executive Officer and relinquished the role of Chief Operating Officer. Mr. Moore joined the Company from Diasonics Ultrasound, Inc., a provider of diagnostic ultrasound equipment, where he held the positions of President and Chief Executive Officer from December 1993 to December 1994. His eleven-year career at Diasonics included various senior management positions in marketing and business development. Mr. Moore started his career as a sales representative in IBM's Data Processing Division in 1976.

     There are no family relationships among any of the Directors or nominees for Director.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of eight (8) meetings during the fiscal year ended June 30, 1999 and acted four (4) times by unanimous written consent. All directors attended 100% of the sum of the total number of meetings of the Board of Directors and committees thereof on which they served, held during the fiscal year or such shorter period as the director may have served as a director, except that Mr. David Marquardt, who resigned effective as of October 1998, attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and committees thereof on which he served. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions.

     The Audit Committee, which consists of Dr. W. Frank King and Mr. R. Stephen Cheheyl, held two (2) meetings during the fiscal year. This committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which consists of Dr. W. Frank King and Mr. R. Stephen Cheheyl, held a total of four (4) meetings during the fiscal year. This committee reviews and approves the Company's executive compensation policies and approves all stock option grants to executive officers, stock option grants over 10,000 shares to new employees and all subsequent stock option grants to existing employees.

     The Stock Option Committee, which consists of Mr. Bruce N. Moore, acted on ten occasions during the fiscal year. This committee is primarily responsible for approving all stock option grants of 10,000 shares or fewer to newly-hired employees (other than executive officers).

BOARD OF DIRECTORS COMPENSATION

     As of May 3, 1999, compensation for directors who are not employees of the Company was increased to the rate of $25,000 per annum, which reflects additional efforts expended by these directors due to an increase in duties applicable to such directors, to be paid in installments on a quarterly basis and an additional $6,000 per quarter in lieu of a per meeting fee. Non-employee directors are automatically granted an initial option to purchase 25,000 shares of the Company's Common Stock and thereafter annual options to purchase 8,000 shares of the Company's Common Stock pursuant to the terms of the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan"). In December 1998, the Financial Accounting Standards Board (the "FASB") proposed certain changes in the accounting treatment for options granted to directors that would have resulted in compensation expense charges that would have affected future accounting periods in an unpredictable manner. Under these proposals, prior to the respective vesting dates for option installments, the issuer of the option would have had to accrue compensation expense at each quarterly accounting period if the market value of the stock exceeded the exercise price, based on the difference. In view of these proposed changes in the accounting treatment for director options, the Board of Directors suspended the automatic grant mechanism under the Directors' Plan for one year and in June 1999, in lieu of the 8,000 shares normally granted under the Directors' Plan, granted each outside director 4,000 fully-vested options under the Company's 1997 Stock Plan. FASB has since withdrawn the proposed changes to the accounting treatment of options granted to directors. The Company expects, at the end of the present one-year suspension of the Directors' Plan, to resume the previous automatic option grants under the Directors' Plan for the following fiscal year. Employee directors do not receive any separate consideration for their service on the Board.

                                 PROPOSAL NO. 2

          APPROVAL OF AN 800,000 SHARE INCREASE IN THE SHARES ISSUABLE
             UNDER THE COMPANY'S 1993 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, the stockholders are being requested to consider and approve an amendment to the Company's 1993 Employee Stock Purchase Plan, as amended (the "Employee Stock Purchase Plan"), to increase the number of shares of Common Stock reserved for issuance thereunder by 800,000 shares.

     The Company's Employee Stock Purchase Plan was adopted by the Board of Directors and by the stockholders in March 1993. A total of 800,000 shares of Common Stock was initially reserved for issuance under the Employee Stock Purchase Plan. In September 1997, the Board of Directors approved an increase of 500,000 shares issuable under the Employee Stock Purchase Plan, which was approved by the stockholders in November 1997. In June 1999, the Board of Directors approved a further increase of 800,000 shares issuable under the Employee Stock Purchase Plan, which, if approved by the stockholders, would increase the total shares reserved for issuance under the Employee Stock Purchase Plan since its inception to 2,100,000 shares. As of October 1, 1999, 1,291,441 shares of Common Stock had been purchased under the Employee Stock Purchase Plan and 808,559 shares remained available for future purchases (which assumes the adoption of the proposed amendment).

PURPOSE AND EFFECT OF AMENDMENT

     The purpose of the proposed amendment to the Employee Stock Purchase Plan is to increase the number of shares available for issuance under the Employee Stock Purchase Plan. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its stockholders for a number of reasons. First, the Board of Directors believes that the Company's Employee Stock Purchase Plan serves as an incentive to current employees and helps align their interests with those of the Company's stockholders. Second, the Board of Directors believes that the Employee Stock Purchase Plan is an important element of the Company's strategy to attract and retain qualified employees in an increasingly competitive market. Finally, without the proposed share increase, the Company expects to exhaust the shares available for issuance under the Employee Stock Purchase Plan within the next year. A summary of the principal terms of the Employee Stock Purchase Plan (which assumes the adoption of the proposed amendment) is located in Appendix A to this Proxy Statement.

AMENDED EMPLOYEE STOCK PURCHASE PLAN BENEFITS

     The Company cannot now determine the number of shares to be purchased in the future by the Named Executive Officers (as defined in "Executive Compensation -- Summary Compensation Table"), all current executive officers as a group, all current directors who are not executive officers as a group or all employees (including current officers who are not executive officers) as a group. Nevertheless, the following table sets forth information with respect to share purchases under the Employee Stock Purchase Plan during the fiscal year ended June 30, 1999 by such persons:

              AMENDED EMPLOYEE STOCK PURCHASE PLAN BENEFITS TABLE

                                                            DOLLAR
                                                             VALUE      NUMBER OF SHARES
         NAME OF INDIVIDUAL OR IDENTITY OF GROUP            ($)(1)       PURCHASED (#)
         ---------------------------------------           ---------    ----------------
Bruce N. Moore...........................................  $  18,688          2,597
R. Marshall Case.........................................     25,827          3,589
Fred Wiele...............................................         --             --
Stephen L. Aleshire......................................      7,816          1,250
John Coviello............................................         --             --
All current executive officers as a group (5 total)......     52,331          7,436
Non-executive directors as a group (2 total).............         --             --
All other employees as a group...........................  2,507,798        349,665

---------------
(1) Indicates the difference between the purchase prices of the shares and $10.875, the closing price of the Company's Common Stock on June 30, 1999 as listed on The Nasdaq Stock Market, multiplied by the number of shares purchased.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Employee Stock Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE 800,000 SHARE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 3

          APPROVAL OF A 500,000 SHARE INCREASE IN THE SHARES ISSUABLE
                      UNDER THE COMPANY'S 1997 STOCK PLAN

     At the Annual Meeting, the stockholders are being requested to consider and approve an amendment to the Company's 1997 Stock Plan, as amended (the "1997 Plan"), to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

     The 1997 Plan was adopted by the Board of Directors in September 1997 and by the stockholders in April 1998. A total of 1,250,000 shares of Common Stock was initially reserved for issuance under the 1997 Plan. In June 1999, the Board of Directors approved an increase of 500,000 shares issuable under the 1997 Plan, which, if approved by the stockholders, would increase the total shares reserved for issuance under the 1997 Plan since its inception to 1,750,000 shares. The 1997 Plan was designed to replace the Company's 1988 Stock Option Plan, as amended (the "1988 Plan"), which terminated by its terms with respect to the grant of new options in April 1998, leaving 2,377,568 shares of Common Stock unissued which had previously been approved by the Company's stockholders for issuance pursuant to option exercise. As of October 1, 1999, options to purchase 781,937 shares of Common Stock were outstanding under the 1997 Plan and 968,063 shares remained available for future issuance under the 1997 Plan (which assumes the adoption of the proposed amendment). A summary of the principal terms of the 1997 Plan is located in Appendix B to this Proxy Statement.

     The net effect, therefore, of the expiration of the 1988 Plan, the proposed 500,000 share increase to the 1997 Plan and the reservation of 3,000,000 shares of Common Stock for issuance to employees other than executive officers under the Company's 1998 Non-Statutory Stock Option Plan will be that the number of shares of Common stock available for issuance pursuant to the Company's stock option plans will increase by approximately 1,122,432 shares over an eighteen month period.

PURPOSE AND EFFECT OF AMENDMENT

     The purpose of the proposed amendment to the 1997 Plan is to increase the number of shares available for issuance under the 1997 Plan. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its stockholders for a number of reasons. First, the Board of Directors believes that the Company's 1997 Plan is vital to retaining, motivating and rewarding employees, executives and consultants by providing them with long-term equity participation in the Company relating directly to the financial performance and long-term growth of the Company. Second, the Board of Directors believes that granting stock options to employees is an important contributor to aligning the incentives of the Company's employees with the interests of the Company's stockholders. Third, the increase in the number of shares reserved for issuance under the 1997 Plan will provide the Company with an adequate pool of options to compete effectively with other companies for existing and new employees. Competition for qualified employees in the technology market is extremely intense, and, due to the rapid growth of many successful companies in this sector, such competition is increasing. The Board of Directors believes that in order to remain competitive with other technology companies with regard to its long-term incentive plans, the Company must continue to provide employees with the opportunity to obtain equity in the Company. A summary of the principal terms of the 1997 Plan is located in Appendix B to this Proxy Statement.

AMENDED 1997 PLAN BENEFITS

     The Company cannot now determine the number of stock options to be granted in the future to the Named Executive Officers (as defined in "Executive Compensation -- Summary Compensation Table"), all current executive officers as a group, all current directors who are not executive officers as a group or all employees (including current officers who are not executive officers) as a group. However, the following table sets forth information with respect to stock option grants under the 1997 Plan during the fiscal year ended June 30, 1999 to such persons:

                        AMENDED 1997 PLAN BENEFITS TABLE

                                                               NUMBER OF SHARES
                                                              SUBJECT TO OPTIONS
          NAME OF INDIVIDUAL OR IDENTITY OF GROUP                 GRANTED(#)
          ---------------------------------------             ------------------
Bruce N. Moore..............................................       250,000
R. Marshall Case............................................        65,000
Fred Wiele..................................................       125,000
Stephen L. Aleshire.........................................        65,000
John Coviello...............................................        60,000
All current executive officers as a group (5 total).........       565,000
Non-executive directors as a group (2 total)................        32,000
All other employees as a group(1)...........................       162,000

---------------
(1) In addition to the 162,000 options received under the 1997 Plan, all other employees as a group received 1,850,600 options under the Company's other option plans for a total of 2,012,600 options or 77.1% of all options granted by the Company in fiscal year 1998.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Company's 1997 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE 500,000 SHARE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1997 PLAN.

                                 PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Arthur Andersen LLP has audited the Company's financial statements since 1987. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 2000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") in the fiscal year ended June 30, 1999:

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                           ------------
                                                   ANNUAL COMPENSATION      SECURITIES     ALL OTHER
                                        FISCAL   -----------------------    UNDERLYING    COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR    SALARY($)   BONUS($)(1)    OPTIONS(#)       ($)(2)
     ---------------------------        ------   ---------   -----------   ------------   ------------
Bruce N. Moore........................   1999    $383,653     $135,000       250,000        $  1,392
  Chief Executive Officer and            1998     373,944           --       100,000           1,392
  President                              1997     350,000      125,342            --           1,285
R. Marshall Case(3)...................   1999     199,324       54,000        65,000             711
  Vice President of Finance and          1998      60,000       43,450(4)    100,000             213
  Chief Financial Officer
Fred Wiele(5).........................   1999     205,768      117,500(6)    125,000           4,752
  Vice President of Marketing
Stephen L. Aleshire(7)................   1999     197,305       54,000        65,000          32,825(8)
  Vice President of Worldwide
  Sales and Customer Service
John Coviello(9)......................   1999     199,995       54,000        60,000         101,469(10)
  Vice President of Engineering

---------------
 (1) May include (in each fiscal year) bonuses earned during the fiscal year and paid in the subsequent fiscal year.

 (2) Represents group term life insurance premiums except as otherwise indicated.

 (3) Mr. Case was appointed as an executive officer of the Company on February 23, 1998.

 (4) Includes a $25,000 sign-on bonus and a guaranteed bonus equal to 30% of Mr. Case's fiscal year 1998 salary ($18,450) pursuant to the terms of his offer letter for employment with the Company.

 (5) Mr. Wiele was appointed as an executive officer of the Company on September 16, 1998.

 (6) Includes a $50,000 sign-on bonus.

 (7) Mr. Aleshire was appointed as an executive officer of the Company on June 16, 1999.

 (8) Includes $31,629 of relocation expenses.

 (9) Mr. Coviello terminated his employment with the Company on September 1, 1999.

(10) Includes $99,453 relocation expense.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the fiscal year ended June 30, 1999 to each of the Named Executive Officers:

                                             INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                         ----------------------------------------------------------      VALUE AT ASSUMED
                           NUMBER OF       PERCENT OF                                  ANNUAL RATES OF STOCK
                          SECURITIES     TOTAL OPTIONS                                  PRICE APPRECIATION
                          UNDERLYING       GRANTED TO       EXERCISE                    FOR OPTION TERM(4)
                            OPTIONS        EMPLOYEES         PRICE       EXPIRATION   -----------------------
         NAME            GRANTED(#)(1)   FISCAL YEAR(2)   ($/SHARE)(3)      DATE        5%($)        10%($)
         ----            -------------   --------------   ------------   ----------   ----------   ----------
Bruce N. Moore.........     250,000           9.6%           $7.125       05/03/09    $1,120,219   $2,838,854
R. Marshall Case.......      15,000           0.6%            2.750       08/05/08        25,942       65,742
                             50,000           1.9%            9.875       06/16/09       310,517      786,910
Fred Wiele.............     100,000           3.8%            2.563       08/19/08       161,154      408,397
                             25,000           1.0%            9.875       06/16/09       155,258      393,455
Stephen L. Aleshire....      15,000           0.6%            2.750       08/05/08        25,942       65,742
                             50,000           1.9%            9.875       06/16/09       310,517      786,910
John Coviello..........      60,000           2.3%            2.750       08/05/08       103,768      262,968

---------------
(1) Under the terms of the Company's 1997 Stock Plan, the Board of Directors retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(2) An aggregate of 2,609,600 options to purchase shares of the Company's Common Stock was granted to employees and consultants during the fiscal year ended June 30, 1999.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.

(4) These columns show the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides certain information concerning option exercises by the Named Executive Officers during the fiscal year ended June 30, 1999 and fiscal year-end option values:

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                NUMBER OF                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES       VALUE      OPTIONS AT JUNE 30, 1999       AT JUNE 30, 1999($)(2)
                               ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
            NAME               EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   --------   -----------   -------------   -----------   -------------
Bruce N. Moore...............    --           --          516,665        233,335      $3,960,931     $1,039,069
R. Marshall Case.............    --           --           65,622         99,378         461,929        522,446
Fred Wiele...................    --           --           18,750        106,250         155,859        700,391
Stephen L. Aleshire..........    --           --           60,623         84,377         421,312        400,563
John Coviello................    --           --           50,935         76,565         413,847        622,091

---------------
(1) Calculated by determining the difference between the closing price of the Company's Common Stock on The Nasdaq National Market on the date of exercise and the exercise price of the options, and multiplying such difference by the number of shares.

(2) Calculated by determining the difference between the fair market value of the Company's Common Stock underlying the options at June 30, 1999 (the closing price of the Common Stock of the Company was listed on The Nasdaq National Market at $10.875 per share on June 30, 1999) and the exercise price of the options, and multiplying such difference by the number of shares subject to outstanding options.

                        TEN-YEAR OPTION REPRICINGS TABLE

     The following table provides certain information regarding the repricing of options held by the Company's executive officers during the last 10 completed fiscal years:

                                                                                                        LENGTH OF
                                               NUMBER OF       MARKET                                   ORIGINAL
                                              SECURITIES       PRICE         EXERCISE                  OPTION TERM
                                              UNDERLYING      OF STOCK       PRICE AT       NEW       REMAINING AT
                                                OPTIONS      AT TIME OF      TIME OF      EXERCISE        DATE
              NAME                  DATE      REPRICED(#)   REPRICING($)   REPRICING($)   PRICE($)    OF REPRICING
              ----                ---------   -----------   ------------   ------------   --------   ---------------
Bruce N. Moore..................   08/05/98     400,000        $2.75         $10.75        $2.75     6 yrs. 311 days
  Chief Executive Officer and      08/05/98     100,000         2.75          12.312        2.75     9 yrs. 42 days
  President
R. Marshall Case................   08/05/98     100,000         2.75           9.50         2.75     9 yrs. 210 days
  Vice President of Finance and
  Chief Financial Officer
Stephen L. Aleshire.............   08/05/98      80,000         2.75           7.875        2.75     9 yrs. 160 days
  Vice President of Worldwide
  Sales and Customer Service
John Coviello...................   08/05/98      67,500         2.75           8.6875       2.75     9 yrs. 253 days
  Vice President of Engineering
Russell M. Lait.................   08/05/98       5,400         2.75           5.75         2.75     5 yrs. 256 days
  Vice President of Operations     08/05/98       7,500         2.75          10.25         2.75     7 yrs. 169 days
                                   08/05/98      50,000         2.75          10.25         2.75     8 yrs. 86 days
                                   08/05/98      25,000         2.75          12.312        2.75     9 yrs. 42 days
                                   11/01/96*      7,500        10.25          15.50        10.25     8 yrs. 357 days
                                   11/01/96*     50,000        10.25          15.50        10.25     9 yrs. 306 days
Joseph G. Brown.................   11/01/96      25,000        10.25          15.50        10.25     9 yrs. 305 days
  Vice President World Wide        02/28/94     100,000         6.50           9.75         6.50     9 yrs. 324 days
  Field Operations
Kent L. Robertson...............   11/01/96     100,000        10.25          18.875       10.25     9 yrs. 180 days
  Vice President of Finance        11/01/96      25,000        10.25          15.50        10.25     9 yrs. 306 days
  and Chief Executive Officer
Michael B. Stevens..............   11/01/96       7,000        10.25          15.50        10.25     8 yrs. 357 days
  Vice President of                11/01/96     100,000        10.25          18.312       10.25     9 yrs. 173 days
  North American Sales             02/28/94       9,000         6.50          10.25         6.50     9 yrs. 196 days

---------------
* These same options were repriced in August of 1998 as shown above in this Repricing Table.

CHANGE OF CONTROL AGREEMENTS

     The Company has in place Change of Control Severance Agreements with each of the Named Executive Officers.

  Change of Control Agreement with Mr. Moore

     On June 16, 1999, the Company entered into a Change of Control Severance Agreement with Mr. Moore, the President and Chief Executive Officer of the Company. Generally, under the terms of this agreement, if there occurs a Change of Control (as defined) of the Company and Mr. Moore's employment is terminated within thirty (30) days thereafter, then he is entitled to severance pay equal to one hundred fifty percent (150%) of his annual compensation (i.e. salary and target bonus), to be paid in monthly installments. If there occurs a termination not associated with a Change of Control, i.e. prior to a Change of Control or more than twenty-four (24) months after a Change of Control, then in addition to the foregoing severance he shall be entitled to receive a pro rata portion of his bonus otherwise payable. If he is requested to remain as an employee following a Change of Control and his employment is subsequently terminated, then in addition to the foregoing severance and pro rata bonus he is also entitled to one additional monthly payment for each month of continued employment, up to twelve (12) additional payments. A "Change of Control" is generally deemed to occur in the event of: (1) a merger, (2) a sale of substantially all assets, (3) any person acquiring control over fifty percent (50%) of the Company's voting securities, or (4) a change in the composition of the board of directors over a two year period as a result of which fewer than a majority of the directors are incumbent directors. Each of the foregoing payments would only apply to the extent Mr. Moore's employment is terminated by him for good reason, by the Company other than for cause, or due to death or disability.

  Change of Control Agreements with Other Executive Officers

     Generally, under the terms of these agreements in the event of a Change of Control of the Company (as defined above), the Employees shall receive an amount equal to one hundred percent (100%) of the Employee's annual compensation. Such payments would only apply to the extent the Employee's employment is terminated by the Employee for good reason, by the Company other than for cause, or due to death or disability.

  Change of Control Provisions in Other Agreements

     The Employee Stock Purchase Plan and the 1997 Plan both contain change of control provisions. Generally, under the terms of the Employee Stock Purchase Plan, in the event of a change of control each option shall be assumed or an equivalent option shall be substituted by such successor corporation, unless the Board of Directors decides to accelerate vesting of such options. Generally, under the 1997 Plan, in the event of a change in control each unvested outstanding option or stock purchase right shall become vested and exercisable as to an additional 1/16 of the shares subject to the option or stock purchase right for each full year that such option or stock purchase right has been outstanding, and any restricted stock will vest. In addition, each outstanding option or stock purchase right may be assumed or an equivalent option or right substituted by the successor corporation. A summary of the principal terms of the 1997 Plan and the Employee Stock Purchase Plan is located in Appendix A and B to this Proxy Statement.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Company's Board of Directors. It describes the compensation policies and rationale with respect to the compensation paid to the Company's executive officers for the fiscal year ended June 30, 1999. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

INTRODUCTION

     The Compensation Committee administers the Company's executive compensation programs. The Compensation Committee was comprised of two non-employee directors of the Company, Dr. W. Frank King and Mr. R. Stephen Cheheyl, during the fiscal year ended June 30, 1999. The Company's programs and policies are designed to enhance stockholder values by closely linking executive rewards with the Company's success.

     The Company's executive compensation program has three elements:

     - Base Salary

     - Annual Cash Incentive Plan

     - Stock Option Program

BASE SALARY

     The base salaries for the Company's executive officers for the fiscal year ended June 30, 1999 set forth in the Summary Compensation Table were determined by the Compensation Committee. See "Executive Compensation -- Summary Compensation Table." The Compensation Committee considers the recommendations made by the Chief Executive Officer for the Company's officers other than the Chief Executive Officer. In addition, the Compensation Committee retains the services of an outside compensation consulting firm. In its deliberations, the Compensation Committee takes into consideration:

     - Salaries of officers in similar positions in similar sized and comparable high technology companies. This peer group of companies may be different than those of the companies incorporated in the stock performance graph inasmuch as it represents competitors for executive talent, rather than commercial competitors;

     - Company performance as measured by achievement of goals and objectives established at the start of the previous fiscal year; and

     - Evaluations of each individual's contributions as made by the Chief Executive Officer (the Chief Executive Officer's performance was evaluated independently by the Committee).

ANNUAL CASH INCENTIVE PROGRAM

     The annual cash incentive plan is designed to reward participants for achievement of predetermined Company goals and objectives. These predetermined goals and objectives are designed to drive Company performance toward enhanced stockholder returns. During the fiscal year ended June 30, 1999, the Company paid a portion of the eligible awards as set forth in the summary compensation table.

STOCK OPTION PROGRAM

     During the fiscal year ended June 30, 1999, the Compensation Committee approved all stock option grants made to executive officers, employees and consultants under the stockholder approved 1997 Stock Plan, except for stock option grants to newly-hired employees who are non-executive officers receiving 10,000 or fewer shares (which were approved by the Stock Option Committee). The stock option program is designed to attract, retain and motivate the Company's officers and other participants by providing them with a meaningful stake in the Company's long-term success.

     In making its determinations, the Compensation Committee takes into consideration:

     - Grants made to individuals in similar positions in comparable high technology companies;

     - Participants' contributions to the Company's performance, both short and long-term;

     - Prior stock option grants, especially as they relate to the number of options vested and unvested; and

     - Impact that total option grants made to all participants have on dilution of current stockholder ownership and the Company's earnings.

     Stock option grants made to the Named Executive Officers are set forth in the table of option grants in the last fiscal year set forth above. See "Executive Compensation -- Option Grants in Last Fiscal Year."

TEN-YEAR OPTION REPRICINGS FROM JULY 1, 1989 TO JUNE 30, 1999

     On August 5, 1998, the Board of Directors offered all employees the opportunity to amend any outstanding stock options with exercise prices in excess of $2.75, the fair market value per share of the Company's Common Stock on August 5, 1998 (as listed on The Nasdaq Stock Market). The amended options have an exercise price of $2.75 per share and are otherwise identical to the old options, except that the ability to exercise the amended option was suspended until February 5, 1999, in the case of employees and consultants other than members of the executive staff and until August 5, 1999 in the case of members of the executive staff. In approving the amendment and option repricing, the Board of Directors considered such factors as the competitive environment for retaining qualified employees and officers and the overall benefit to the stockholders from a highly motivated group of employees and officers. In particular, the Board of Directors recognized the extremely intense competition for qualified employees in the San Francisco Bay area employment market. Given the variety of alternative employment opportunities from both established high-technology companies and high-technology startup companies, the Board of Directors concluded that amending and repricing the options would greatly assist the Company in retaining its employees and the members of the Company's management team. Finally, the Board of Directors recognized the important role which stock options serve in aligning the incentives of the Company's employees with the interests of the Company's stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Bruce N. Moore serves as the Company's Chief Executive Officer and President. The Compensation Committee has independently reviewed the compensation of the Chief Executive Officer. The Compensation Committee's recommendation to the full Board of Directors regarding Mr. Moore's compensation was based upon the same criteria used to evaluate the Company's other officers, i.e., independent outside sources of compensation data, the Company's performance, the individual's performance and the overall contribution to the Company's short and long-term objectives.

     Utilizing these criteria, in May 1999 the Compensation Committee increased Mr. Moore's base salary by $75,000 in order to recognize his contribution to the Company and to recognize his level of responsibility compared to that of other corporate officers of the Company. In addition, in May 1999 Mr. Moore was granted 250,000 stock options. Mr. Moore did earn a bonus for the fiscal year ended June 30, 1999 under the Company's annual cash incentive program as set forth in the Summary Compensation Table. Mr. Moore's bonus was based on the Company's business objectives and only constituted sixty percent (60%) of the total bonus potential that was available to Mr. Moore under the annual cash incentive program.

     All evaluation and consideration of adjustments in Mr. Moore's compensation were made independently by the Compensation Committee during Mr. Moore's absence from the proceedings.

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors of the Company.

                                          Compensation Committee

                                          W. Frank King
                                          R. Stephen Cheheyl

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended June 30, 1999, the Compensation Committee consisted of Dr. W. Frank King and Mr. R. Stephen Cheheyl. The Company is not aware of any interlocks or insider participation required to be disclosed under applicable rules of the SEC.

                              COMPANY PERFORMANCE

     The following performance graph compares the cumulative total return to stockholders of the Company's Common Stock since May 11, 1993 (the date the Company first became subject to the reporting requirements of the Exchange Act) to the cumulative total return over such period of (i) The Nasdaq Stock Market (U.S. Companies) and (ii) the Hambrecht & Quist Technology Index. The information contained in the performance graph below shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     The performance graph assumes that $100 was invested on May 11, 1993 in the Company's Common Stock at the closing price on the first day of trading of $14.25 per share, and in each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

                                                                                                          NASDAQ STOCK MARKET -
                                                   ASPEX SYSTEMS, INC.           H&Q TECHNOLOGY                   U.S.
                                                   -------------------           --------------           ---------------------
5/11/93                                                  100.00                      100.00                      100.00
Jun-94                                                    35.09                      102.21                      100.96
Jun-95                                                    87.72                      180.82                      134.78
Jun-96                                                   105.26                      211.32                      173.04
Jun-97                                                    67.54                      275.98                      210.36
Jun-98                                                    38.16                      349.59                      277.56
Jun-99                                                    76.32                      565.02                      393.49

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of September 13, 1999 (except as set forth in the footnotes) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Named Executive Officers of the Company listed in the Summary Compensation Table above, (iii) each director of the Company, and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders which relate to voting or investment power of its shares of Common Stock.

                                                              SHARES OF COMMON STOCK
                                                              BENEFICIALLY OWNED (1)
                                                              -----------------------
                                                                           PERCENTAGE
FIVE PERCENT STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS    NUMBER      OWNERSHIP
-----------------------------------------------------------   ---------    ----------
State of Wisconsin Investment Board(2)......................  3,687,200       13.4%
  P.O. Box 7842
  Madison, WI 53702-0000
West Highland Capital Inc.(3)...............................  1,551,500        5.7%
  300 Drakes Landing Road
  Suite 290
  Greenbrae, CA 94904
The Crabbe Huson Group, Inc.(4).............................  1,536,000        5.6%
  121 SW Morrison, Suite 1400
  Portland, OR 97204
Dimensional Fund Advisors Inc.(5)...........................  1,436,000        5.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Bruce N. Moore(6)...........................................    152,407       *
R. Marshall Case(6).........................................     86,435       *
Fred Wiele(6)...............................................     45,312       *
Stephen L. Aleshire(6)......................................     71,373       *
John Coviello(7)............................................          0       *
R. Stephen Cheheyl(6).......................................     26,000       *
W. Frank King(6)............................................     25,000       *
All current executive officers and directors as a group (8
  persons)(8)...............................................    408,750        1.5%

---------------
 *  Less than one percent.

(1) Applicable percentage of ownership is based on 27,443,990 shares of the Company's Common Stock outstanding as of September 13, 1999 together with any applicable stock options held by such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of September 13, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) State of Wisconsin Investment Board claims sole voting and dispositive power as to the 3,687,200 shares. Information provided herein is based solely upon a Schedule 13G-A filed with the SEC in February 1999.

(3) Lang H. Gerhard is the sole shareholder of West Highland Capital Inc. and the Manager of Estero Partners, LLC. West Highland Capital, Inc., Estero Partners, LLC and Lang H. Gerhard are the general partners of West Highland Partners, L.P. and Buttonwood Partners, L.P. As a group, the parties mentioned in this footnote (3) claim shared voting and dispositive power over a total of 1,551,500 shares. Information provided herein is based solely upon a schedule 13G filed with the SEC in March 1999.

(4) James E. Crabbe, Trustee of the James E. Crabbe Revocable Trust claims sole voting and dispositive power as to the 1,536,000 shares. Information provided herein is based solely upon a Schedule 13G filed with the SEC in August 1999.

(5) Dimensional Fund Advisors Inc. claims sole voting and dispositive power as to the 1,436,000 shares. Information provided herein is based solely upon a
    Schedule 13G filed with the SEC in February 1999.

(6) Includes shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 13, 1999 as follows: Bruce N. Moore, 143,749 shares; R. Marshall Case, 74,373 shares; Fred Wiele, 45,312 shares; Stephen L. Aleshire, 68,123 shares, R. Stephen Cheheyl, 21,000 shares; and
    W. Frank King, 25,000 shares;.

(7) Mr. Coviello terminated his employment with the Company on September 1, 1999 and as of the date of his termination did not beneficially own or have the right to acquire any shares of the Company's stock.

(8) Includes 377,557 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 13, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and regulations of the SEC thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the fiscal year ended June 30, 1999 all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except that Form 3's were not timely filed for Mr. John Livingston or Mr. Stephen Aleshire upon their appointment as officers of the Company in June 1999.

                                 OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

                                          /s/ HENRY P. MASSEY, JR.
                                          Henry P. Massey, Jr.
                                          Secretary

Dated: October 8, 1999

                                                                      APPENDIX A

                SUMMARY OF THE 1993 EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1993 Employee Stock Purchase Plan, as amended (the "Employee Stock Purchase Plan") was adopted by the Board of Directors and by the stockholders in March 1993. In September 1997, the Board of Directors approved an increase of 500,000 shares issuable under the Employee Stock Purchase Plan, which was approved by the stockholders in November 1997. Including the 800,000 shares reserved for issuance by the Board of Directors in June 1999, a total of 2,100,000 shares of Common Stock currently is reserved for issuance under the Employee Stock Purchase Plan (pending stockholder approval of a 800,000 share increase). The Employee Stock Purchase Plan is intended to qualify under Section 423 of the Code.

     Purpose. The purpose of the Employee Stock Purchase Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions, which serves to incentivize current employees and to align their interests with those of the Company's stockholders and supports the Company's strategy to attract and retain qualified employees.

     Administration. The Employee Stock Purchase Plan shall be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation of the Employee Stock Purchase Plan are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants.

     Eligibility. Any person who is an employee of the Company as of the offering date of a given offering period shall be eligible to participate in such offering period under the Employee Stock Purchase Plan, provided that such person was not eligible to participate in such Offering Period as of any prior offering date, and further, subject to the requirements of Section 5(a) of the Employee Stock Purchase Plan and the limitations imposed by Section 423(b) of the Code.

     Participation. Eligible employees become participants in the Employee Stock Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Board of Directors for all eligible employees with respect to a given offering period.

     Offering Periods. The offering period for the Employee Stock Purchase Plan commenced on April 1, 1994 and ended on June 30, 1994. After such initial offering period, the Employee Stock Purchase Plan is implemented by consecutive six-month offering periods commencing on or about January 1 and July 1 of each year or on such date as the Board of Directors shall determine. The Board of Directors may change the duration of the offering periods without stockholder approval upon fifteen days prior notice.

     Payroll Deductions. The purchase price for the shares is accumulated by payroll deductions during the offering period. The deductions may not be less than 1% nor more than 10% of a participant's eligible aggregate compensation during the offering period. Eligible aggregate compensation is defined to include all regular straight time gross earnings and sales commissions, including payments for overtime, shift premiums, bonuses and other compensation earned during a given offering period. A participant may discontinue his or her participation in the Employee Stock Purchase Plan at any time during the offering period and may decrease or increase the rate of payroll deductions one time during any offering period. Payroll deductions shall commence on the first payroll following the first day of the offering period, and shall end on the last day of the offering period (the "exercise date") unless sooner terminated as provided in the Employee Stock Purchase Plan.

     Grant and Exercise of Option. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated prior to an exercise date (not to exceed $12,500) by the lower of 85% of the fair market value of the Common Stock at the beginning of the offering period or 85% of the fair market value of the Common Stock on the exercise date. The fair market value of the Common Stock on a given date shall be the closing sale price of the Common Stock for such date as reported by The Nasdaq National Market or, if such price is not reported, the means of the bid and asked prices per share of the Common Stock as reported by The Nasdaq National Market or, if listed on a stock exchange, the closing price on such exchange as of such date or, if not traded on such date, on the immediately preceding trading date as reported in The Wall Street Journal. Unless a participant withdraws from the Employee Stock Purchase Plan, such participant's option for the purchase of shares will be exercised automatically on each exercise date for the maximum number of whole shares at the applicable price.

     Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the Employee Stock Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the Employee Stock Purchase Plan or pursuant to any other options), nor shall any employee be granted an option that would permit the employee to buy pursuant to the Employee Stock Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

     Withdrawal; Termination of Employment. A participant's interest in a given offering may be terminated in whole, but not in part, at any time by signing and delivering to the Company a notice of withdrawal from the Employee Stock Purchase Plan. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant's interest in that offering.

     Transferability. Neither accumulated payroll deductions nor any rights with regard to the exercise of an option or to receive shares under the Employee Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in the Employee Stock Purchase Plan) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Employee Stock Purchase Plan.

     Adjustments Upon Changes in Capitalization. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors to the shares subject to purchase under the Employee Stock Purchase Plan and in the purchase price per share.

     In the event of the proposed dissolution or liquidation of the Company, the offering will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Employee Stock Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation, unless the Board of Directors decides to accelerate vesting of such options. If the Board of Directors accelerates vesting of such options, participants shall have 10 days to withdraw from the offering period or such options will be exercised automatically.

     Amendment or Termination. The Board of Directors may at any time terminate or amend the Employee Stock Purchase Plan, except that termination shall not affect options previously granted and no amendment may make any change in any option previously granted that adversely affects the rights of any participant. In addition, the Company shall obtain stockholder approval in such a manner and to such a degree as required to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation).

TAX INFORMATION

     The Employee Stock Purchase Plan, and the right of participants to make purchases thereunder is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally recognize taxable income, and the amount of the tax will depend upon the length of time the shares have been held by the participant. If the shares have been held by the participant for more than two years after the date of option grant, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price or (b) 15% of the fair market value of the shares at the time the option was granted will be treated as ordinary income. All additional gain upon the disposition will be treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the participant will have a long-term capital loss. If the shares are disposed of within two years of the date of grant, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income. Any further gain or loss on such disposition will be capital gain or loss, and will be long-term if the shares are held for more than one year. Under current law, the maximum federal tax rate on net capital gain is 28% (for shares held at least 18 months, the maximum rate is 20%). Net capital gain is net long-term capital gain less net short-term capital loss, if any. Capital losses are allowed in full against capital gains plus $3,000 of other income.

     Different rules may apply with respect to optionees subject to Section 16(b) of the Exchange Act. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant.

     THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE EMPLOYEE STOCK PURCHASE PLAN AND REFERENCE SHOULD NOT BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

                                                                      APPENDIX B

                           SUMMARY OF 1997 STOCK PLAN

     The Company's 1997 Stock Plan, as amended (the "1997 Plan") was adopted by the Board of Directors in September 1997 and by the stockholders in February 1998. Including the 1,000,000 shares reserved for issuance by the Board of Directors in June 1999, a total of 1,750,000 shares of Common Stock currently are reserved for issuance under the 1997 Plan (pending stockholder approval of a 500,000 share increase).

     General. The purposes of the 1997 Plan are to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1997 Plan. Options granted under the Plan may be either "incentive stock options," as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Administration. The 1997 Plan may generally be administered by the Board of Directors or the Committee appointed by the Board of Directors (as applicable, the "Administrator").

     Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the 1997 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1997 Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 500,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a greater than 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1997 Plan generally vest and become exercisable over five years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1997 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a greater than 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), the optionee may exercise his or her option within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option shall remain exercisable for three (3) months following the optionee's termination in the case of an incentive stock option, and six
     (6) months following the optionee's termination in the case of a non-statutory stock option.

          (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of disability, the optionee may exercise his or her option within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option is vested on the date of termination. In the absence of a specified time in the option agreement, the option shall remain exercisable for six
     (6) months following the optionee's termination. If an optionee's employment or consulting relationship terminates as a result of death while the optionee is an employee or consultant, the option may be exercised by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance within such period of time as is specified in the option agreement (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option would have vested had the optionee continued living and working for the Company for an additional six (6) months. In the absence of a specified time in the option agreement, the option shall remain exercisable for twelve (12) months following the optionee's death. If an optionee's employment or consulting relationship terminates as a result of death occurring within 30 days of the optionee's termination of employment or consultancy with the Company, the option may be exercised by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance within such period of time as is specified in the option agreement not to exceed three (3) months from the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement) to the extent that the option had vested on the date of termination.

          (f) Nontransferability of Options and Stock Purchase Rights. Options and stock purchase rights granted under the 1997 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1997 Plan as may be determined by the Administrator.

     Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the standard form of restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1997 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1997 Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right, to the extent unvested, shall become vested and exercisable as to an additional 1/16th of the shares subject to the option or stock purchase right for each full year that such option or stock purchase right has been outstanding and any restricted stock will vest and the Company's repurchase right will lapse as to 1/16th of the shares subject to such repurchase right for each full year from the date of purchase. In addition, each outstanding option or stock purchase right may be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable, and any restricted stock will vest and the Company's repurchase right will fully lapse. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for thirty (30) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period. In the event that the Company's independent public accountants determine that the acceleration of vesting of outstanding options (described above) upon a merger would preclude accounting for such merger as a pooling of interests, and the Board of Directors desires to approve such transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such option acceleration shall be null and void, but only if the absence of such option acceleration would preserve the pooling treatment.

     Amendment and Termination of the Plan. The Board of Directors may amend, alter, suspend or terminate the 1997 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 1997 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board of Directors or stockholders may alter or impair any option or stock purchase right previously granted under the 1997 Plan without the written consent of the optionee. Unless terminated earlier, the 1997 Plan shall terminate 10 years from the date of its approval by the stockholders or the Board of Directors of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or greater than 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or greater than 10% stockholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1997 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

              ----------------------------------------------------

                                   DETACH HERE

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              AUSPEX SYSTEMS, INC.
             2300 CENTRAL EXPRESSWAY, SANTA CLARA, CALIFORNIA 95050

                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 18, 1999

        The undersigned stockholder of Auspex Systems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 8, 1999, and hereby appoints Bruce N. Moore and R. Marshall Case, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of the Company to be held on November 18, 1999 at 9:00 a.m. local time, at the Company's headquarters located at 2300 Central Expressway, Santa Clara, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

              ----------------------------------------------------

SEE REVERSE SIDE                                                SEE REVERSE SIDE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

              ----------------------------------------------------
                                   DETACH HERE

Please mark [X] votes as in this example.

        This proxy, when properly executed, will be voted as directed below, or, if no contrary direction is indicated, will be voted FOR the election of one (1) Class II director, FOR proposals 2, 3 and 4, and as said proxies deem advisable on such other matters as may properly come before the meeting.

        1. To elect one (1) Class II director of the Company to serve for a two-year term.

           Nominee:  R. Stephen Cheheyl

           MARK HERE:

               FOR [ ]             WITHHELD [ ]

           IF YOU PLAN TO ATTEND THE MEETING [ ]

           MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

        2. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan to increase the shares reserved for issuance thereunder by 800,000 shares.

           FOR      [ ]      AGAINST      [ ]      ABSTAIN      [ ]

        3. To approve an amendment to the Company's 1997 Stock Plan to increase the shares reserved for issuance thereunder by 500,000 shares.

           FOR      [ ]      AGAINST      [ ]      ABSTAIN      [ ]

        4. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending June 30, 2000.

        5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

        (This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature:______________________________           Date:________________________

Signature:______________________________           Date:________________________



                                      -2-